UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA	17055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 972-1100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Executive Bonus Plan of Select Medical Holdings Corporation

On November 11, 2009, Select Medical Holdings Corporation (the “Company”) approved the Executive Bonus Plan of Select Medical Holdings Corporation (the “Plan”) in order to provide additional compensation for selected employees based on the Company’s financial performance. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has been designated to administer the Plan, establish each participant’s bonus opportunity under the Plan, designate financial performance goals for each performance period under the Plan, certify the extent to which such goals are attained and calculate the amount of bonus payable as a result of such financial performance. The Board may amend or terminate the Plan at any time, however, if the stockholders of the Company approve the Plan at the Company’s annual meeting, the Board cannot thereafter amend the Plan without stockholder approval to the extent required to preserve favorable tax treatment of bonuses under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Company’s performance goals under the Plan for any fiscal year will be determined by the Committee based on one or more of the following criteria: (i) the price of the Company’s common stock, (ii) the market share of the Company, its subsidiaries or affiliates (or any business unit thereof), (iii) sales by the Company, its subsidiaries or affiliates (or any business unit thereof), (iv) earnings per share of Company common stock, (v) return on stockholder equity of the Company, (vi) costs of the Company, its subsidiaries or affiliates (or any business unit thereof), (vii) cash flow of the Company, its subsidiaries or affiliates (or any business unit thereof), (viii) return on total assets of the Company, its subsidiaries or affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its subsidiaries or affiliates (or any business unit thereof), (x) return on net assets of the Company, its subsidiaries or affiliates (or any business unit thereof), (xi) operating income of the Company, its subsidiaries or affiliates (or any business unit thereof), (xii) net income of the Company, its subsidiaries or affiliates (or any business unit thereof) or (xiii) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company, its subsidiaries or affiliates (or any business unit thereof).

Unless the Committee determines otherwise, each of the named executive officers listed below and such other members of the Company’s senior management designated by the Committee will be eligible to receive a bonus under the Plan. The Committee will annually designate a percentage of each participant’s base salary as such participant’s “bonus opportunity” if target performance is achieved. Amounts actually paid under the Plan will depend upon the extent to which annual performance goals are achieved, as determined by the Committee. The maximum bonus that any participant may earn under the Plan cannot exceed 200% of such participant’s base salary in effect at the beginning of the applicable performance period.

For fiscal year 2010, the Committee established financial performance goals for the Company based on earnings per share of the Company’s common stock and return on stockholder equity of the Company. In addition, for fiscal year 2010, the Committee established the target bonus opportunity (as a percentage of base salary in effect on January 1, 2010) that may be earned if the performance goals are attained (but not exceeded), as set forth for each of the named executive officers in the table below. To the extent the financial goals are exceeded, the executive officers may receive a bonus in excess of the target bonus opportunity set forth below.

Name	2010 Target Bonus Opportunity
Rocco A. Ortenzio, Executive Chairman	80% Base Salary
Robert A. Ortenzio, Chief Executive Officer	80% Base Salary
Patricia A. Rice, President and Chief Operating Officer	80% Base Salary
Martin F. Jackson, Executive Vice President and Chief Financial Officer	50% Base Salary
S. Frank Fritsch, Executive Vice President and Chief Human Resources Officer	50% Base Salary

Bonuses earned for fiscal year 2010 will be paid in cash to those participants who remain employed until the date of payment, following the Committee’s certification of the extent to which the performance goals were achieved for the fiscal year. A straight line sliding scale will be used for calculating the bonus earned (which may be more or less than the target bonus percentage set forth above) for financial performance achieved either above or below the target performance goals, subject to the maximum annual bonus amount described above.

The Company intends bonus compensation payable under the Plan to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and, accordingly, will submit the Plan for stockholder approval in the Company’s annual proxy statement for its 2010 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: November 16, 2009

By: /s/ Michael E. Tarvin

Michael E. Tarvin
Executive Vice President, General Counsel
and Secretary